UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2010

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Jones Soda Co. held its 2010 Annual Meeting of Shareholders on September 23, 2010. At the meeting, the shareholders voted on the election of directors and ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2010.

The shareholders elected the following five directors, who received the number of votes set forth opposite their respective names:

	For	Withhold	Broker Non-Votes
Mills A. Brown	3,651,527	215,031	18,052,797
Richard S. Eiswirth, Jr.	3,624,805	241,753	18,052,797
Michael M. Fleming	2,853,435	1,013,123	18,052,797
Matthew K. Kellogg	3,656,400	210,158	18,052,797
Susan A. Schreter	3,618,221	248,337	18,052,797

The shareholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year 2010 by a vote of 21,243,939 shares for, 533,891 shares against, and 141,525 shares abstaining. There were no broker non-votes in connection with this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

September 27, 2010	By:	/s/ Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer